Exhibit  10.13
                                                --------------


                   JOHN WILEY & SONS,  INC.

       FY  1997  EXECUTIVE  LONG  TERM  INCENTIVE  PLAN

                        PLAN  DOCUMENT

                         CONFIDENTIAL

                          MAY 1, 1996

                           CONTENTS

  Section    Subject                                     Page

    I.       Definitions                                  2
   II.       Plan Objectives                              4
   III.      Eligibility                                  4
   IV.       Incentive                                    4
    V.       Performance Measurement and Objectives       4
   VI.       Performance Evaluation                       5
   VII.      Payouts                                      6
  VIII.      Restricted Performance Shares                7
   IX.       Stock Option                                 8
    X.       Administration and Other Matters             8

                        I.  DEFINITIONS

Following are definitions for words and phrases used  in  this
document.   Unless  the  context clearly indicates  otherwise,
these words and phrases are considered to be defined terms and appear in this document in italicized print:

company
John Wiley & Sons, Inc.

plan
The  company's  FY  (Fiscal  Year) 1997  Executive  Long  Term
Incentive Plan as set forth in this document.

shareholder plan
The company's 1991 Key Employee Stock Plan.

plan cycle
The three year period from May 1, 1996 to April 30, 1999.

executive compensation and development committee (ECDC)
The committee of the company's Board of Directors (Board) responsible for reviewing executive compensation.

cumulative financial goals
The company's objectives to achieve specific cumulative financial results in terms of operating income, net income and cash flow as defined below, for the plan cycle, including interim revised cumulative financial goals, if any, as determined by the ECDC, the Finance Committee and the Board, and confirmed in writing.

cumulative financial results
The   company's  actual  achievement  against  the  cumulative
financial goals set for the plan cycle, as reflected in the company's audited financial statements.

participant
Any person who is eligible and is selected to participate in the plan, as defined in Section III.

target incentive
The target incentive has two components as determined and authorized by the ECDC at the committee meeting held on June 13, 1996: a restricted performance shares award, and cash, which combined represent the value that a participant is eligible to receive if 100% of his/her applicable cumulative financial goals are achieved and the participant remains an employee of the company through April 30, 2001, except as otherwise provided in Section VIII. The target incentive is based on the participant's position and is described in
Section IV.

stock
Class A Common Stock of the company.

restricted performance shares
Stock issued pursuant to this plan and the shareholder plan that is subject to forfeiture. In the shareholder plan, such stock is referred to as "Restricted Stock." The value of each share of restricted performance shares under this plan will be determined by reference to the stock closing sale price, as reported by New York Stock Exchange (NYSE), on the date the ECDC acts at the beginning of the plan cycle (June 13, 1996). In the event the stock is not traded on June 13, 1996 or the date the ECDC acts, whichever is later, the closing sales price shall be the price of the stock on the next day after June 13, 1996 or the date the ECDC acts on which the stock trades.

restricted period
The period during which the shares of restricted performance shares shall be subject to forfeiture in whole or in part, as defined in the shareholder plan, in accordance with the terms of the award.

plan end adjusted restricted performance shares award.
The final amount of restricted performance shares awarded to a participant, at the end of the plan cycle after adjustments, if any, are made, as set forth in Section VIII.

stock option
A right granted as a participant, as more fully described under Section IX, to purchase a specific number of shares of stock at a specified price. The stock option granted under this plan will be non-qualified (i.e. is not intended to comply with the terms and conditions for a tax-qualified option, as set forth in Section 422A of the Internal Revenue Code of 1986).

grant date
The  date on which a participant is granted the stock  option.
This is also the date on which the exercise price of the stock option is based.

payout amount
Actual gross cash dollar amount paid plus the dollar value of the plan end adjusted restricted performance shares award, as set forth in Section VIII, to a participant under this plan, if any, for achievement of the cumulative financial goals, as further discussed in this plan.

performance levels

     threshold
     The minimum acceptable level of achievement for each cumulative financial goal. If threshold performance is achieved against all company cumulative financial goals, a participant may earn 25% of the target incentive amount for which he/she is eligible. If threshold performance is achieved against all divisional cumulative financial goals, a participant may earn 50% of the target incentive amount for which he/she is eligible.

     target
     Achievement in aggregate of the cumulative financial goals. Each individual cumulative financial goal is set at a level which is both challenging and achievable.

     outstanding
     Superior achievement of the cumulative financial goals. If outstanding performance is achieved against all cumulative financial goals, the maximum amount a participant may earn is 150% of the target incentive amount for which he/she is eligible.

payout factor
The   percentage  applied  to  the  target  incentive   amount
exclusive of the stock option portion, if any, to determine the payout amount based on the percentage of cumulative financial goals deemed achieved.

cumulative operating income
The   operating   income  of  the  company   before   interest
expense/income and taxes, and excluding the effects of any unusual activity during the plan cycle.

cumulative consolidated net income (net income)
Reported net income after taxes adjusted for the after-tax effect of : (1) any unusual activity, and (2) any capital stock repurchase or other unusual capital stock transaction. cumulative cash flow from operations after investing activities (cash flow) Net income, excluding unusual items not related to the period being measured, plus/minus any non-cash items included in net income and changes in operating assets and liabilities, minus normal investments in product development assets and property and equipment.

cumulative divisional operating income (divisional operating income)
Divisional operating income is defined as operating income before allocations for corporate support services and taxes, excluding the effects of any unusual activity.

divisional cumulative cash flow from operations after investing activities (divisional cash flow)
operating income before allocations and taxes, excluding unusual items not related to the period being measured, plus/minus any non-cash items included in divisional operating income (other than provisions for bad debts), and changes in controllable assets and liabilities, less normal investments in product development assets and direct property and equipment additions. Controllable assets and liabilities are inventory, composition, author advances, other deferred publication costs, and deferred subscription revenues.

                     II.  PLAN OBJECTIVES

The purpose of this plan is to enable the company to reinforce and sustain a culture devoted to excellent performance, emphasize long term financial performance at the corporate and division levels, reward significant contributions to the success of the company, attract and retain highly qualified executives, and provide an opportunity for each participant to acquire equity in the company.

                       III.  ELIGIBILITY

The   participant  is  selected  by  the  ECDC  in  its   sole
discretion, from among those employees in key management positions deemed able to make the most significant contributions to the growth and profitability of the company. An employee must be a participant of the FY 1997 Executive Annual Incentive Plan to be eligible to participate in this plan. The President and CEO of the company is a participant.

                        IV.  INCENTIVE

A. The participant's target incentive is determined based on the participant's position in the company and the contributions the position is deemed able to make in achieving the cumulative financial goals of the company.

B. The participant's target incentive is recommended by the President and CEO to the ECDC for its and the Board's approval. In the case of the President and CEO, the target incentive is recommended by the ECDC for the Board's approval.

C.   The   incentive's  two  components  may   be   restricted
     performance shares, if authorized by the ECDC, and cash.

          V.  PERFORMANCE MEASUREMENT AND OBJECTIVES

A. The objectives for the cumulative financial goals are recommended by the ECDC with the advice of the Finance Committee to the Board for its approval. The cumulative financial goals performance objectives are set at a level which are challenging and achievable.

B. Cumulative financial goals established for each participant may include one or more organizational level's financial goals (e.g. company and division), and one or more financial goals for a particular organizational unit (e.g. cash flow, income, divisional operating income). The weighting of and between the two organizational levels' cumulative financial goals may vary, depending upon the participant's position. Weighting of the participant's cumulative financial goals is recommended by the President and CEO to the ECDC. In the case of the President and CEO, the cumulative financial goals are operating income, net income and cash flow.

C. Threshold, target and outstanding performance levels for the cumulative financial goals are recommended by the President and CEO for approval by the ECDC, and the Board.

                  VI.  PERFORMANCE EVALUATION

A.   Cumulative Financial Results

     1. Actual cumulative financial results achieved by the company and by each division will be calculated at the end of the plan cycle, subject to adjustment for audited results, and will be compared with the previously set cumulative financial goals.

     2. The cumulative financial results will be reviewed by the President and CEO to determine proposed payout factors for the company and for the divisions.

     3. The President and CEO will provide to the ECDC a view of the company's achievement of its cumulative financial goals, as well as divisional achievement of like objectives, if any, and will recommend payout factors to be used for the company and divisional objectives.

B.   Award Determination
     1. At least threshold performance, in aggregate, of a participant's particular organizational level's objectives is necessary for the participant to receive a payout for the particular organizational level. However, once the overall threshold is achieved for any single measure the non-achievement of any one particular cumulative financial goal's target objective does not preclude a payout.

     2. The determination of the performance level achievement (threshold, target and outstanding, or points in between) for each organizational level's cumulative financial goals will be made independent of any other organizational level's cumulative financial goals a participant may have.

     3. If the participant has more than one organizational level's cumulative financial goals, the non-achievement of a threshold performance level of one organizational level's cumulative financial goals does not preclude a payout for the other organizational level's cumulative financial goals.

     4. The following details the effect of the cumulative financial results performance levels on a participant's payout amount. The actual payout factors will be in the sole judgment and discretion of the ECDC, taking into account the following guidelines:

          a. For below threshold performance in aggregate, the payout amount is zero.

          b. For company threshold performance in aggregate, 25% of the target incentive may be recommended. For divisional threshold performance in aggregate, 50% of the target incentive may be recommended

          c. For between company threshold and target performance in aggregate, at minimum 25% of the target incentive and up to 100% of the target incentive may be recommended. For between divisional threshold and target performance in aggregate, at minimum 50% of the target incentive and up to 100% of the target incentive may be recommended.

          d. For target performance in aggregate, 100% of the target incentive may be recommended.

          e.   For  between target and outstanding performance
               in  aggregate,  at minimum 100% of  the  target
               incentive   and  up  to  150%  of  the   target
               incentive may be recommended.

          f. For outstanding performance in aggregate, 150% of the target incentive may be recommended.

     5.   Notwithstanding  anything  to  the   contrary,   the
          maximum payout amount, if any, a participant may receive is 150% of the target incentive.

                          VII PAYOUTS

A.   The  cash  payout amount will be based on  the  following
     formula:
**************************************************************
 Target Incentive  x  Corporate Weighting  x  Payout Factor  =
                  Corporate Incentive Payout

   Target Incentive  x  Divisional Weighting  x  Divisional
         Payout Factor  =  Divisional Incentive Payout

    Corporate Incentive Payout + (if applicable) Divisional
 Incentive Payout - (Plan End Adjusted Restricted performance shares Award x Stock Price at Beginning of Plan Cycle) = Cash
                         Payout Amount

Note:  See Section VIII for information regarding the
proportion of the payout amount which is paid in cash and in restricted performance shares.
*************************************************************

B. The restricted performance shares and portion of the payout amount, if any, will be made as set forth in
     Section VIII below. The determination by the ECDC of plan end adjusted restricted performance shares shall constitute payout of this portion of the award.

C. The cash payout, if any, of the payout amount will be made within 90 days after the end of the plan cycle.

D. In the event of a participant's death, permanent disability, retirement or leave of absence prior to the end of the plan cycle, restricted performance shares awarded at the beginning of the plan cycle, if any, are forfeited, and the payout amount, if any, will be determined by the ECDC in its sole discretion.

E. A participant who resigns, or whose employment is terminated by the company, with or without cause, prior to the end of the plan cycle, is not eligible for a payout amount and shall forfeit any restricted performance shares awarded at the beginning of the plan cycle.

     VIII.  RESTRICTED PERFORMANCE SHARES AWARD PROVISIONS

A. Since one of the objectives of this plan is to provide the participant with an equity stake in the company and align management and shareholder interests, it is intended that a portion of the target incentive, will be awarded in equity (restricted performance shares) and the remaining portion will be awarded in cash. At the beginning of the plan cycle, the ECDC will determine the proportion of the target incentive that will be allocated between restricted performance shares, and cash. While it is intended that such proportions will be maintained, the actual proportions may be adjusted by the ECDC at the end of the plan cycle, in its sole discretion.

B. Restricted performance shares, if any, shall be awarded at the beginning of the plan cycle, after the June, 1996 ECDC meeting. The amount of restricted performance shares awarded shall be based on the proportion of the target incentive allocated to restricted performance shares, as determined by the ECDC. The value of each share will be determined based on the stock closing sale price, as reported by the NYSE, on the date the ECDC acts at the beginning of the plan cycle (June 13, 1996). In the event the stock is not traded on June 13, 1996 or the date the ECDC acts, whichever is later, the closing sales price shall be the price of the stock on the next day after June 13, 1996 or the date the ECDC acts on which the stock trades, whichever is later. The restricted performance shares awarded at the beginning of the plan cycle also is subject to adjustment at the end of the plan cycle as set forth in Sections VIII (C) and (D) below. Restricted performance shares, if any, shall be awarded pursuant to the shareholder plan, as approved by the ECDC. In addition to the terms and conditions set forth in the shareholder plan and Section VII (D) and (E) below, the following conditions shall apply:

     1. During the plan cycle, the participant shall not have the right to receive dividends or other distributions with respect to restricted performance shares received at the beginning of the plan cycle and shall not have the right to vote such shares. After the end of the plan cycle, and after all adjustments to the amount of restricted performance shares are made by the ECDC as set forth in Section VII(D) and (E) below, the participant shall have the right to receive dividends or other distributions with respect to the final amount of restricted performance shares issued and shall have the right to vote such shares. The date on which the dividend and voting rights shall commence is the date on which the ECDC makes its determination of the final number of restricted performance shares awarded after the plan cycle ends pursuant to Section VII(D) and (E) below.

     2.   During   the   restricted  period,  the   restricted
          performance  shares may not be sold or  transferred.
          Restricted performance shares shall be legended and held by the Company.

     3. Withholding taxes relating to restricted performance shares awarded may be satisfied by surrendering shares to the company, in lieu of cash, upon lapse of the restrictions.

     4.   The  restricted  period  for restricted  performance
          shares awarded shall be as follows: subject to continued employment except as otherwise set forth in the shareholder plan or Sections VII and VIII of this plan, the lapse of restrictions on one-half of the restricted performance shares awarded will occur on the first anniversary (April 30, 2000) of the plan end date at which time the participant will receive a new stock certificate in a number of
          shares   equal   to  one-half  of   the   restricted
          performance shares awarded with the restrictive legend deleted, and the lapse of restrictions on the remaining half will occur on the second anniversary (April 30, 2001) of the plan end date at which time the participant will receive a new stock certificate in a number of shares equal to the remaining half with the restrictive legend deleted.

     5.   If  the  participant  dies  or  becomes  permanently
          disabled   during   the   restricted   period,   the
          restrictions on the restricted performance shares will lapse on the date of such event.

     6.   If  the  participant retires during  the  restricted
          period  at or after his/her normal retirement  date,
          the   restrictions  on  the  restricted  performance
          shares will lapse on the date of such event.

     7. If the participant takes early retirement during the restricted period, the restrictions on the restricted performance shares will not lapse until the restricted period expires. If the participant dies between the time the participant takes early retirement and the end of the restricted period (April 30, 2001), the lapse of restrictions on the restricted performance shares will occur on the date of such event.

     8. The restricted performance shares may be adjusted by the ECDC for any change in the capital stock of the company, as provided in Section II of the shareholder plan and is in all respects subject to the provisions of that plan.

     9. In the event of a change of control, whether before or after the end of the plan cycle, as defined in the shareholder plan, all shares of restricted performance shares which would otherwise remain subject to restrictions under the plan shall be free of such restrictions.

C. The number of shares of restricted performance shares awarded at the beginning of the plan cycle, may be adjusted at the end of the plan cycle for the following reasons: (1) if the proportion of the target incentive award of restricted performance shares is adjusted at the end of the plan cycle by the ECDC as set forth in
     Section VIII (A) and/or (2) when the payout factor is adjusted at the end of the plan cycle based on actual achievement of target objectives.

D. The final amount of restricted performance shares will be determined as follows: The restricted performance shares established by the ECDC at the beginning of the plan cycle times (x) the payout factor equals (=) the plan end adjusted restricted performance shares award. The result of this calculation will be compared to the restricted performance shares awarded at the beginning of the plan cycle, and the appropriate amount of restricted performance shares will be awarded or forfeited, as required, to bring the restricted performance shares award to the number of shares designated as the plan end adjusted stock award.

                       IX.  STOCK OPTION

The participant may be granted a stock option pursuant to the shareholder plan at the beginning of the plan cycle, representing another incentive vehicle by which the participant is able to share in the equity growth of the company. The number of shares in the stock option granted to a participant under this plan is based on a set of variables and assumptions, applied consistently to all participants, regarding the monetary value a participant might receive upon exercise of the stock option. The terms and conditions of the award of the stock option are contained in the shareholder plan and in the stock option award. Withholding taxes relating to the gain realized on the exercise of an option may be satisfied by surrendering to the company the equivalent value of the taxes, or a portion thereof, in option shares in lieu of cash.

             X.  ADMINISTRATION AND OTHER MATTERS

A. This plan will be administered by the ECDC, who will have authority in its sole discretion to interpret and administer this plan, including, without limitation, all questions regarding eligibility and status of any participant, and no participant shall have any right to receive any restricted performance shares or payment of any kind whatsoever, except as determined by the ECDC hereunder.

B. The company will have no obligation to reserve or otherwise fund in advance any amount which may become payable under the plan.

C. Restricted performance shares awarded and cash paid out under this plan shall not be considered as compensation for purposes of defining compensation for retirement, savings or supplemental executive retirement plans, or similar type plans.

D. This plan may not be modified or amended except with the approval of the ECDC. Notwithstanding the foregoing,
     Section VIII B (8) shall not be amended.

E. In the event of a conflict between the provisions of this plan and the provisions of the shareholder plan, the provisions of the shareholder plan shall apply.